UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Samsara Luggage, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

One University Plaza

Suite 505

Hackensack, NJ 07601

(Address of principal executive offices and Zip Code)

(855)-256-7477

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

Samsara Luggage, Inc. (the “Company”) has determined that due to circumstances and uncertainty surrounding the effects of the outbreak of the coronavirus (COVID-19) on the Company as described below, the Company will delay the filing of its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Quarterly Report”) by up to 45 days in accordance with the SEC’s March 25, 2020 Order (Release No. 34-88465) (the “Order”). The Order allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the spread of COVID-19 throughout the United States and the rest of the world. These disruptions include office closure and the non-availability of key Company personnel required to prepare the Quarterly Report due to suggested, and mandated, social quarantining and work from home orders. Due to these disruptions, the Company is unable to timely prepare and review its financial statements and Quarterly Report. The Company anticipates that it will file its Quarterly Report by no later than June 29, 2020, 45 days after the original due date of its Quarterly Report.

In addition, the Company will be supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor, subject to adjustments reflecting any change in circumstances as of the filing date:

“Our financial performance and operating results may be materially and adversely affected by the outbreak of the novel coronavirus (“COVID-19”).

The recent global outbreak of COVID-19 has had an unfavorable impact on our business operations. The COVID-19 pandemic has caused disruptions in the manufacture and supply of our products and materials, many of which are sourced in China. In addition, the COVID-19 pandemic has resulted in many states imposing orders resulting in the closure of non-essential businesses – including retailers which may sell our products – and restrictions on movement that prevent our personnel and third party service providers from performing their tasks and consumers from accessing points of sale for our products. In addition, increased pressure on online retail channels may delay the delivery of online purchases of our products. Furthermore, the COVID-19 pandemic has severely disrupted the travel industry, which is likely to reduce demand for smart-luggage products. We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact on our business and our financial results. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations, financial condition, and liquidity may be materially and adversely affected as a result of prolonged disruptions in our supply chain and distribution facilities, a slowdown in consumer spending, a lack of demand for our products, and other factors that we cannot foresee. The extent to which COVID-19 will impact our business and our financial results will depend on future developments which are highly uncertain and cannot be predicted.”

Forward-Looking Statements:

Certain matters discussed in this Current Report on Form 8-K may be forward-looking statements.  Such matters involve risks and uncertainties that may cause actual results to differ materially, from those included in the forward-looking statements, including, without limitation, changes in economic conditions; general competitive factors; the Company's success in obtaining new customers; the Company's ability to execute its business model and strategic plans; the Company's success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including the financial statements and related information contained in the Company's Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q.  These risks and uncertainties include potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the potential negative impacts of COVID-19 on the global economy and foreign sourcing, and the impacts of COVID-19 on the Company's financial condition and business operations.  As a result, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements The Company assumes no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA LUGGAGE, iNC.

By	/s/ Atara Dzikowski
	Name:	Atara Dzikowski
	Title:	Chief Executive Officer

Date: May 11, 2020

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